UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

August 24, 2026
Date of Report (Date of earliest event reported)

HOPE BANCORP INC
(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4849715
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Wilshire Boulevard, Suite 1400
Los Angeles, California 90010
(Address of principal executives offices, including zip code)

(213) 639-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock	,	par value $0.001 per share	HOPE	NASDAQ Global Select Market
(Title of class)			(Trading Symbol)	(Name of exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 24, 2026, Hope Bancorp, Inc. (the “Company”) and Bank of Hope (the “Bank”) entered into an Extension of Employment Agreement (the “Extension”) with Mr. Kevin S. Kim, which extends the term of that certain Fourth Amended and Restated Employment Agreement by and among the Company, the Bank and Mr. Kim dated April 22, 2022 (the “Employment Agreement”), pursuant to which Mr. Kim will continue to serve as the President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank.
The Extension amends Section 7.01 of the Employment Agreement to provide that both (i) the Initial Term of the Employment Agreement (as such term is defined therein) will end (unless sooner terminated pursuant to the Employment Agreement) on August 31, 2031; and (ii) the Term of the Employment Agreement (as such term is defined therein) shall not be extended pursuant to the automatic renewal terms of the Employment Agreement beyond August 31, 2033.
The foregoing description of the Extension does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Extension, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Extension of Employment Agreement, dated as of August 24, 2026, by and among Hope Bancorp, Inc., Bank of Hope and Kevin S. Kim.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOPE BANCORP, INC.

Date: August 25, 2026	By:	/s/ Julianna Balicka
Julianna Balicka
Executive Vice President and Chief Financial Officer